EXHIBIT 10.26

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIFTH AMENDMENT TO DEVELOPMENT AGREEMENT

This FIFTH AMENDMENT TO THE DEVELOPMENT AGREEMENT (this “Fifth Amendment”) is made and entered into as of December 19, 2003 (the “Fifth Amendment Effective Date”) by and between DIRECTV, INC., a California corporation (“DIRECTV”), and TIVO INC., a Delaware corporation (“TiVo”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Development Agreement having an effective date of February 15, 2002 (the “Development Agreement”);

WHEREAS, the Parties have previously amended the Development Agreement via that certain First Consolidated Amendment dated October 31, 2002, that certain Second Amendment dated December 20, 2002, that certain Third Amendment dated January 8, 2003, and that certain Fourth Amendment dated April 17, 2003 (the “Fourth Amendment”); and

WHEREAS, the Parties wish to further amend certain provisions in the Development Agreement.

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Development Agreement.

1.    TECHNOLOGY DEVELOPMENT PAYMENTS.  Section 3.6 of the Development Agreement is hereby deleted and replaced in its entirety with the following:

“3.6 Technology Development Payments.  In consideration of TiVo’s development of the Provo Receivers, the Version [*] Software, and the Version [*] Software, DIRECTV shall pay to TiVo a technology development fee in the aggregate amount of [*] (the “Technology Development Fee”), of which [*] shall be payable within [*] days of the date of this Agreement and the remainder shall be payable in accordance with Development Schedule attached hereto as Exhibit A and such additional development schedules as mutually agreed upon by the parties, which together shall include the remaining milestone payment amounts, the milestone payment dates and the milestone deliverables; provided, however, [*] of the Technology Development Fee shall be payable [*], with such payment credited against upcoming TiVo milestone payments for Version [*] Software as such milestone deliverables and dates are met. If DIRECTV elects to exercise its option for a Two-Chip Receiver set forth in Section 2.5 (Two-Chip Option), DIRECTV shall pay to TiVo an additional technology development fee in the amount of [*] (the “Additional Development Fee”), of

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

which [*] shall be payable within [*] days of the date of DIRECTV’s written two-chip option exercise notice and the remainder shall be payable in accordance with the milestone payments specified in a Two-Chip Receiver development schedule to be mutually agreed to by the parties. In addition, if DIRECTV elects to exercise its option for [*] of the Version [*] Software as set forth in Section 3.2 of the Fifth Amendment, the Technology Development Fee shall be increased by an additional amount of [*], payable in accordance with the milestone payments with respect thereto specified in the Version [*] Software development schedule mutually agreed to by the parties. DIRECTV agrees that the Technology Development Fee, Additional Development Fee (if applicable) and [*] Development Fee (if applicable) shall be paid without offset or deduction against any amounts owing by TiVo pursuant to this Agreement.”

2.    PHOENIX DOCUMENTS.  Attachment 1, Attachment 2 and Attachment 3 to the Fourth Amendment are hereby deleted and replaced in their entirety by Attachment 1, Attachment 2 and Attachment 3 to this Fifth Amendment. Any and all references to Attachment 1, Attachment 2 and Attachment 3 to the Fourth Amendment that may appear in the Development Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and any attachments to any of the foregoing are understood to mean, respectively, Attachment 1, Attachment 2 and Attachment 3 to this Fifth Amendment. Attachment 1 to this Fifth Amendment sets forth the product requirements document describing the agreed-upon requirements of the Phoenix Hardware and the Phoenix Software. Attachment 2 to this Fifth Amendment sets forth the development schedule, milestone payment schedule, and a more detailed description of the Parties’ responsibilities and schedule dependencies with respect to the Phoenix Hardware and Phoenix Software. Attachment 3 to this Fifth Amendment sets forth the statement of work with respect to the development of the Phoenix Hardware and Phoenix Software.

3.    VERSION [*] SOFTWARE

3.1 VERSION [*] DOCUMENTS.  Attachment 4, Attachment 5 and Attachment 6 to the Second Amendment are hereby deleted and replaced in their entirety by Attachment 4, Attachment 5 and Attachment 6 to this Fifth Amendment. Any and all references to Attachment 4, Attachment 5 and Attachment 6 to the Second Amendment that may appear in the Development Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and any attachments to any of the foregoing are understood to mean, respectively, Attachment 4, Attachment 5 and Attachment 6 to this Fifth Amendment. Attachment 4 to this Fifth Amendment sets forth the product requirements document describing the agreed-upon requirements of the Version [*] Software. Attachment 5 to this Fifth Amendment sets forth the development schedule, milestone payment schedule, and a more detailed description of the Parties’ responsibilities and schedule dependencies with respect to the Version [*] Software. Attachment 6 to this Fifth Amendment sets forth the DIRECTV Service Data Types enabled in the Version [*] Software.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2 VERSION [*], OPTION.  The Parties agree that [*] of Version [*] Software [*] No later than [*], TiVo shall provide DIRECTV with its good-faith estimate of [*]. [*] shall be undertaken, and the parties respective rights and obligations shall apply with respect thereto, if DIRECTV [*] by providing written notice thereof to TiVo on or prior to [*].

4.    TOOLS.  A new Section 4.11 is hereby added to the Development Agreement to read as follows:

“4.11 [*]. DIRECTV shall purchase the rights to the Allocated Use (as defined below) by DIRECTV’s designated CE Manufacturer of the “[*]” (defined as [*]. The “Allocated Cost” shall be [*]. TiVo hereby confirms and represents that the Allocated Cost equals no more than [*] percent ([*]%) of TiVo’s [*] costs to obtain the [*], as set forth in supporting documentation provided to DIRECTV. The Allocated Cost shall be paid to TiVo upon [*]. “Allocated Use” shall mean access to and use of [*] percent ([*]%) of both the [*] of the [*], as well as the [*] of each [*], but in any event, no less than use for [*] per [*] and [*] total, per [*].

In addition, TiVo shall, upon request by DIRECTV and for [*] consideration, make available to DIRECTV’s designated CE Manufacturer, access to and use of the [*] from TiVo’s [*], for up to [*] per [*], during the first [*] months from the start of [*] by such CE Manufacturer. TiVo shall manage the [*] and the [*], and in such capacity shall work with the [*] in the [*] of such [*] and [*] to [*] and [*] are met, including, without limitation, undertaking [*] as necessary to [*] the [*] requirements set forth in this Section 4.11.”

5.    EFFECT OF AMENDMENT.  Except as expressly modified herein, all other terms and conditions of the Development Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, TiVo and DIRECTV have duly executed this Fifth Amendment by their respective duly authorized officers. This Fifth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

TIVo INC.		DIRECTV, INC.

By:	/s/ Edward Lichty	By:	/s/ Eddy W. Hartenstein
Printed Name:	Edward Lichty	Printed Name:	Eddy W. Hartenstein
Title:	VP, Business Development	Title:	Chairman and CEO

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.